Barron Partners L.P.

730 Fifth Avenue

9th Floor

New York, New York 10019

Re:

Widepoint  (OTC.BB:  WDPT.BB)

Ladies and Gentlemen:

This letter, once fully executed and delivered, constitutes the agreement (the “Agreement”) of the person named below as purchaser (the “Purchaser”) to purchase from Barron Partners L.P. (the “Seller”), and of Seller to sell to Purchaser, 1,000,000 shares of common stock (the “Shares”) of Widepoint Corporation, a Delaware corporation (the “Company”) presently owned of record and beneficially by Seller.

In consideration of the mutual promises, covenants and agreements set forth herein, the parties hereto agree as follows:

1.

Sale of Shares.  Seller agrees to sell, and Purchaser agrees to purchase, the Shares at the price of sixty-two cents ($.62) per share for a total consideration of $620,000 (the “Purchase Price”).  Purchaser agrees to pay the Purchase Price to Seller within 48 hours of the receipt of the Shares in the name of Purchaser, and if Purchaser fails to do so, Purchaser will deliver the Shares back to Seller with a signed blank medallion signature guaranteed stock power and an instruction letter to the transfer agent of the Company to reissue the Shares back in Seller’s name.

The closing of the sale of the Shares shall take place as soon as practicable following the conversion by Seller of the number of shares of Series A Preferred Stock of the Company owned by Seller which are convertible into the number of Shares being purchased by Purchaser pursuant to this Agreement.  Seller agrees to use its best efforts to effect the conversion of such Series A Preferred Stock into such Shares as soon as possible after the execution of this Agreement, deliver the Shares to CRT Capital (the “Broker”) or Pershing LLC (the “Clearing Agent”) and to take such other actions as may be necessary in order that the Shares be delivered to Purchaser in accordance herewith.  At the closing, either the Broker or the Clearing Agent, as the case may be, shall deliver the Shares to Purchaser.  The parties hereto agree that this Agreement shall be considered null and void should Seller fail to deliver the Shares to the Broker or the Clearing Agent within 15 days of the date of this Agreement.  In case of failed delivery within such 15-day period, neither Seller, Purchaser nor Broker shall be held liable in any form or manner.

2.

Purchaser represents and warrants to Seller and the Company as follows:

a.

Purchaser has the full power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.

This Agreement has been duly executed and delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

c.

Purchaser is buying the Shares solely for his, her or its own account, for investment and not with a view to resale in connection with a distribution thereof.  Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the

“Securities Act”), or any applicable state securities law and may not be transferred or sold except pursuant to an effective registration statement under the Securities Act or exemption therefrom and that certificates evidencing the Shares will bear a restrictive legend to that effect.  Purchaser acknowledges that he, she or it may be required to hold all Shares purchased hereunder for at least one year from the date of purchase and that he, she or it may be required to comply with the volume limitation and other provisions of Rule 144 promulgated under the Securities Act with respect to any sale of the Shares.  Purchaser is familiar with the terms of that certain Registration Rights Agreement dated as of October 20, 2004 relating to the Shares and other securities of the Company.

d.

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or violate any law, regulation, court order, judgment or decree applicable to Purchaser or by which the property of Purchaser is bound or affected.

e.

Purchaser is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act.

f.

Purchaser has agreed that CRT Capital Group LLC may act as its broker or finder, and shall be solely responsible for any brokerage fees or commissions or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

g.

Purchaser has a net worth and income such that the loss of his, her or its entire investment in the Shares will not adversely affect Purchaser’s financial condition, business or lifestyle.

h.

Purchaser has such knowledge, business and investment experience that Purchaser is fully capable of understanding the merits and risks associated with an investment in the Shares.

i.

Purchaser has reviewed the information concerning the Company presented in its periodic reports and statements (the “SEC Documents”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and on its website as well as its recent press releases, specifically including the Registration Statement on Form S-1 filing by the Company dated January 5th, 2005 (the “Form S-1”).  Purchaser has been allowed an opportunity to ask questions of Seller regarding the Company and the Company’s business, properties, management, financial condition and prospects and receive answers thereto, and to verify and clarify the information relating to the Company; and accordingly he, she or it is familiar with the business, properties, management, financial condition and prospects of the Company.  Purchaser understands that Seller is not responsible for Company information included in the Company’s periodic reports, website or press releases, except as specifically provided herein.  Furthermore, Purchaser agrees and acknowledges that while the factual information provided to Purchaser by Seller regarding the Company is currently believed by Seller to be accurate in all material respects, Seller cannot and does not provide any guarantee, assurance, representation or warranty that such information is in fact accurate, except as otherwise provided herein.

PURCHASER ACKNOWLEDGES THAT HE, SHE OR IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY BY SELLER EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 3.

3.

Seller represents and warrants to Purchaser as follows:

a.

Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  Seller has the full partnership power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.

Seller is the beneficial and record owner of the Shares and has good and marketable (except for applicable securities law restrictions) title to the Shares, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind or nature (collectively, “Liens”), and upon delivery of the Shares to Purchaser, the Shares will be free and clear of all such Liens.

c.

This Agreement has been duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

d.

The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or violate any law, regulation, court order, judgment or decree applicable to Seller or by which the property of Seller is bound or affected.

e.

There is no action, suit, proceeding, claim, arbitration, investigation, or inquiry pending or, to Seller’s knowledge, threatened, that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement (including the sale of the Shares).  Seller is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

f.

No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental authority or non-governmental person or entity is required in connection with the sale of the Shares to Purchaser, or the consummation of the other transactions contemplated by this Agreement.

g.

Seller has reviewed the information regarding the Company in the SEC Documents and on its website as well as its recent press releases, specifically including the Form S-1 filing by the Company dated January 5th, 2005.  Other than any information previously disclosed to Purchaser, Seller has not received any other information regarding the Company that Seller deems in its reasonable opinion to be material and Seller has not provided to Purchaser any material information regarding the Company that has not been disclosed in the SEC Documents.

h.

To the best of Seller’s knowledge, the SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

i.

Subject to the accuracy of the representations made by Purchaser in Section 2 hereof, the Shares will be issued to Purchaser in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

j.

Neither Seller, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

k.

Neither Seller, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause the offering of any of the Shares to be integrated with prior or contemporaneous offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the National Association of Securities Dealers, Inc.

l.

Seller may pay reasonable fees to a finder or investment banker in connection with this Agreement or the transactions contemplated hereby.

4.

Each of Purchaser and Seller agrees as follows:

a.

To furnish to the other such additional information regarding the Company as the other shall reasonably request prior to closing and which may be obtained without any unreasonable hardship or expense in connection with the consummation of the transactions contemplated in this Agreement.

b.

To do all things reasonably necessary or convenient before or after the closing, and without further consideration, to consummate the transactions contemplated herein.

5.

Each of Purchaser, Seller and the Company agrees that, if the Company sells or issues additional shares of its capital stock to Seller, other than shares of Company common stock issued to Seller upon the conversion by Seller of shares of Company Series A Preferred Stock held by Seller as of the date of this Agreement and/or other than shares of Company common stock issued to Seller upon the exercise by Seller of warrants held by Seller as of the date of this Agreement, then in events other than those aforementioned situations Purchaser shall have the right to purchase, at the price and on the same terms as such shares are sold or issued to Seller, a portion of such shares being sold or issued to Seller which equals up to the proportion that the number of shares of common stock held by Purchaser immediately prior to such sale or issuance to Seller bears to the total number of shares of common stock of the Company outstanding immediately prior to such sale or issuance to Seller.

6.

For purposes of calculating the percentage of shares of common stock of the Company beneficially owned by Purchaser, in order that Purchaser may comply with Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, as of April 27, 2005, the Company had 298,780,949 shares of common stock issued and outstanding.

7.

The Company agrees with Purchaser that the representations and warranties of the Company as set forth in Article IV of that certain Preferred Stock Purchase Agreement, dated October 20, 2004, by and between the Company and Seller (the “Purchase Agreement”) are true and correct as of the date hereof with the same force and effect as if made on the date hereof and that Purchaser is entitled to rely on such representations and warranties as if such representations and warranties were made in favor of Purchaser.  Such representations and warranties of the Company shall survive in accordance with the terms of the Purchase Agreement.

8.

The Company agrees to include Purchaser as a selling stockholder under the Form S-1, in order to register the sale of the Shares under the Securities Act, and to include such disclosure and take such other actions as may be necessary to permit Purchaser's shares to be sold thereunder and delivered free of all restrictions on transfer under the Securities Act.  In the event that the Shares are not so registered, then, if the Company proposes in the future to register any securities of the Company under the Securities Act, including a registration under Article II of that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated October 20, 2004, by and between the Company and Seller (notwithstanding the statement "other than pursuant to Section 2" in the parenthetical in the first sentence of Section 3.1 of the Registration Rights Agreement), Purchaser shall have the right to include the Shares in any such registration, in accordance with, and subject to, all of the terms and conditions of Article III of the Registration Rights Agreement; provided that, with respect to a "piggy-back" on a Demand Registration pursuant to Section 2.3 in which shares owned by the Seller as of the date of this Agreement are included, Purchaser shall not be limited to the period of time ending on the second anniversary of the date of the Registration Rights Agreement as set forth in the first sentence of Section 3.1 thereof in the event of a subsequent registration by the Company after such second anniversary date of shares owned by the Seller as of the date of this Agreement pursuant to Section 2 of the Registration Rights Agreement, but subject to all the other limitations and all other exceptions contained in the Registration Rights Agreement. In connection with any registration of the Shares by the Company, the Company will indemnify and hold harmless Purchaser, its directors, officers and affiliates (within the meaning of the Securities Act), and any person who controls, is controlled by or is under common control with Purchaser or an affiliate of Purchaser against any losses, claims, damages or liabilities, joint or several, in the manner provided in Section 6.1 of the Registration Rights Agreement and Purchaser, its directors, officers and affiliates, and any person who controls, is controlled by or is under common control with Purchaser or an affiliate of Purchaser shall be entitled to the benefits of contribution, if applicable, provided in Section 6.6 of the Registration Rights Agreement.

9.

The Company agrees that, if Purchaser could be deemed to be an “underwriter”, as defined in Section 2(a)(11) of the Securities Act, the Company will cooperate with Purchaser in allowing Purchaser to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof.  The Company has not retained Purchaser to act as an underwriter in connection with the sale by Seller to Purchaser of the Shares, and the Company will not be paying Purchaser any compensation in connection with the securities being registered and sold under the Form S-1.

10.

Seller and the Company acknowledge and agree with Purchaser that the purchase of the Shares by Purchaser, and any subsequent investments in the Company by Purchaser after the date hereof, are being made notwithstanding any engagement, prior to or subsequent to the date hereof, by the Company of Purchaser or any of its Affiliates as financial advisor, agent or underwriter to the Company.  Notwithstanding anything in this Agreement to the contrary, neither Purchaser nor any of its Affiliates will be restricted in any way from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its business.

11.

Except as otherwise required by law, each of Seller and the Company agrees that it will not, without the prior written consent of Purchaser, (i) use in advertising, publicity, or otherwise the name of Goldman, Sachs & Co. Inc. (“Goldman Sachs”) or any affiliate of Goldman Sachs, or any partner or employee of Goldman Sachs, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman Sachs or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by Seller or the Company has been approved or endorsed by Goldman Sachs. This provision shall survive termination of this Agreement.

12.

Purchaser agrees to indemnify, defend and hold harmless Seller against and in respect of any loss, damage, deficiency, cost or expense (including without limitation reasonable attorneys’ fees) resulting from any breach or alleged breach by such Purchaser of any of the representations, warranties, covenants or agreements of such Purchaser contained in this Agreement.

13.

Seller agrees to indemnify, defend and hold harmless Purchaser against and in respect of any loss, damage, deficiency, cost or expense (including without limitation reasonable attorneys’ fees) resulting from any breach or alleged breach by Seller of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement.

14.

All questions as to the interpretation and effect of this Agreement shall be determined under the laws of the State of New York.

15.

The representations and warranties contained herein shall survive the closing date for a period of one year.

16.

All notices to be given under this Agreement shall be sent by certified mail, return receipt requested, postage prepaid or by personal delivery (by commercial courier or otherwise) in either case to the address of the party appearing on the signature pages to this Agreement, or by telecopy.  Notices sent by mail shall be deemed delivered on the second business day following deposit in the U.S. mail.  Notice personally delivered or by telecopy shall be deemed delivered upon the business day of receipt at the office of the addressee.

17.

This Letter Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original and together shall constitute one and the same Letter Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Letter Agreement is executed by each party as of the day and year set forth below.

PURCHASER:

GOLDMAN, SACHS & CO.

By:

Date: April ___,  2005

Name:

Title:

Name Shares should be registered to:

Address:

No. of Shares:

Tax ID:

Accredited Investor Basis:

Agreed to and accepted by Barron and the Company as of the _____ day of ______________, 2005:

SELLER:

BARRON PARTNERS LP

By:

Name:

Title:

THE COMPANY:

WIDEPOINT CORPORATION

By:

Name:

Title: